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                                                                       EXHIBIT 5

                       [KEESAL, YOUNG & LOGAN LETTERHEAD]

                                  May 7, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                  Re:  Craig Consumer Electronics, Inc.
                  Our File No.: 3764-19

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Ladies and Gentlemen:

     This firm is counsel for Craig Consumer Electronics, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation and bylaws of the Company, as well as the resolutions adopted by its Board of Directors authorizing the issuance and sale of the 1,012,500 shares of the Company's $.01 per value common stock (the "Shares") which are the subject of Form S-1 Registration Statement number 333-1868 under the Securities Act of 1933 (as amended, the "Registration Statement"). We have also acted as counsel for the Company with respect to certain matters in connection with the sale of the shares and in preparation of the required filings with the Securities and Exchange Commission and the various state regulatory agencies involved. In addition, we have examined such documents and undertaken such further inquiries we consider necessary for rendering the opinions set forth below.
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Securities and Exchange Commission
May 7, 1996
Page 2

                  Re:  Craig Consumer Electronics, Inc. --
                  Public Offering
                  Our File No.: 3764-19

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     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Shares, when issued for the consideration indicated in the Prospectus, will be duly and validly issued, fully paid and non-assessable.

     We acknowledge that we are referred to under the heading "Legal Matters" of the prospectus which is part of the Company's Registration Statement relating to the Shares, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion with state regulatory agencies in such states as may require such filing in connection with the registration for offer and sale in such states.

                                          Very truly yours,

                                          KEESAL, YOUNG & LOGAN, P.C.

                                          /s/ Jeffrey D. Warren

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                                          By: Jeffrey D. Warren, Director